                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Summary Selected Condensed Financial and Operating Information", "Selected Financial and Operating Data" and "Experts" and to the use of our reports indicated below in this Registration Statement (Form S-11) and related Prospectus of Great Lakes REIT, Inc. for the registration of 6,555,000 shares of its common stock.

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
                                                                                            DATE OF AUDITORS
                                 FINANCIAL STATEMENTS                                            REPORT
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
Consolidated balance sheets of Great Lakes REIT, Inc. as of December 31, 1996 and 1995
and the related consolidated statements of income, stockholders' equity and cash flows
for each of three years in the period ended December 31, 1996..........................     January 28, 1997

Statements of Revenue and Certain Expenses of Court International II for the period
from January 1, 1996 to December 13, 1996 and for the year ended December 31, 1995.....    December 18, 1996

Combined Statements of Revenue and Certain Expenses of Woodcreek I and II for the ten
months ended October 31, 1996 and the year ended December 31, 1995.....................    December 13, 1996

Statements of Revenue and Certain Expenses of Long Lake Crossing for the period from
January 1, 1996 to November 22, 1996 and the year ended December 31, 1995..............    December 27, 1996

Combined Statements of Revenue and Certain Expenses of Lincoln Center II and III for
the period from January 1, 1996 to November 8, 1996 and the year ended December 31,
1995...................................................................................    December 27, 1996

Statement of Revenue and Certain Expenses of 40 Oak Hollow for the period from March
19, 1996 to December 20, 1996..........................................................     January 23, 1997

Statements of Revenue and Certain Expenses of Centennial Center for the period from
January 1, 1996 to December 27, 1996 and the year ended December 31, 1995..............     January 10, 1997

Statements of Revenue and Certain Expenses of Dublin Techmart for the year ended
December 31, 1995......................................................................     October 31, 1996

Statements of Revenue and Certain Expenses of Princeton Hill Corporate Center for the
period from January 1, 1996 to April 17, 1996 and the year ended December 31, 1995.....     January 14, 1997
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                                               Ernst & Young LLP

Chicago, Illinois

February 28, 1997